AMENDED
MASTER TRUST INDENTURE
ALABAMA TOLL FACILITIES, INC.
TO
HSRF TRUSTEE, AS TRUSTEE

Dated as of Aril 18, 2012
Relating to
$20,000,000,000

Alabama Toll Facilities, Inc. Revenue Bonds
Series 2012

Global Transportation & Infrastructure Inc.
A Wholly Owned Subsidiary of Ameri Metro, Inc.
Developer

ING INVESTMENT MANAGEMENT CO.
AS ASSET MANAGER